Exhibit (b)(3)

ABLECO FINANCE LLC

299 Park Avenue

New York, New York 10171

July 15, 2008

Gull Holdings, Ltd.

3838 West Parkway Boulevard

Salt Lake City, Utah 84120

Attn:    Dr. Myron W. Wentz

            Chief Executive Officer, Chairman

Canaccord Adams

99 High Street

Boston, Massachusetts 02110

Attn:    David T. Thibodeau

            Managing Director

Re:	Financing Commitment—Commitment Extension

Gentlemen:

Reference is made to that certain commitment letter, dated May 13, 2008 (the “Commitment Letter”), addressed to Gull Holdings, Ltd., an Isle of Man company (“Gull Holdings”), by Ableco Finance LLC (“Ableco”). Any capitalized term used herein and not defined shall have the meaning assigned to it in the Commitment Letter.

Ableco hereby agrees to extend its commitment to provide financing to 5:00 p.m. (New York City time) on July 25, 2008, provided that its commitment to provide such financing shall continue to be on the terms and subject to the conditions set forth in the Commitment Letter. Except as expressly provided in the immediately preceding sentence, the Commitment Letter shall remain in full force and effect in accordance with its terms.

This letter (i) shall be governed by the law of the State of New York, (ii) shall be binding upon the parties and their respective successors and assigns and (iii) may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of page left intentionally blank; signature page to follow.]

Please indicate your acceptance of the above amendment by signing and returning a copy of this letter to the Ableco no later than 5:00 p.m. (New York City time) on July 15, 2008.

Very truly yours, ABLECO FINANCE LLC

By:	/s/ Kevin Genda
Name: Kevin Genda Title: Vice Chairman

Agreed and accepted on this 15 day of July 2008: GULL HOLDINGS, LTD.

By:	/s/ Diane Clark /s/ Mark Lewin
Name: Diane Clark and Mark Lewin, for and on behalf of Enmyn Limited Title: Corporate Director of Gull Holdings, Ltd.

2